EXHIBIT 32

CERTIFICATION PURSUANT TO 18 U.S.C.
SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002

George W. Hamlin, IV, President and Chief Executive Officer and Lawrence A. Heilbronner, Principal Financial and Accounting Officer, of Canandaigua National Corporation (the “Company”), each certify in his capacity as an officer of the Company that he has reviewed the Annual Report of the Company on Form 10-K for the year ended December 31, 2009, and that to the best of his knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2)	the information contained in the report fairly presents, in all material respects, the financial condition and result of operations of Company.

The purpose of this statement is solely to comply with Title 18, Chapter 63, Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002.

February 11, 2010

/s/ George W. Hamlin, IV	/s/ Lawrence A. Heilbronner
George W. Hamlin, IV	Lawrence A. Heilbronner
President and Chief Executive Officer	Principal Financial and Accounting Officer